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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): June 12, 2001




                            COMVERSE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)






          NEW YORK                    0-15502               13-3238402
(State or Other Jurisdiction        (Commission          (I.R.S. Employer
      of Incorporation)             File Number)         Identification No.)



       170 Crossways Park Drive
          Woodbury, New York                                 11797
(Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code (516) 677-7200




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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

Item 5.           Other Events.

                  On June 12, 2001, the registrant called for redemption all of its outstanding 4-1/2% Convertible Subordinated Debentures due 2005 (the "Debentures"), in the aggregate principal amount of $300,000,000. The Debentures, if not theretofore converted into the registrant's common stock, par value $.10 per share ("Common Stock"), are to be redeemed on July 11, 2001 (the "Redemption Date") at a redemption price of 101.8% of the principal amount thereof, plus interest accrued on the principal amount for the period between July 1, 2001 (the most recent semi-annual interest payment date) and the Redemption Date. On and after the Redemption Date, interest on the Debentures shall cease to accrue. Debenture holders will be entitled, at their option, to convert the Debentures into Common Stock at a conversion price of $21.50 per share in accordance with the provisions of the Debentures. The right to convert the Debentures shall terminate at the close of business (5:00 p.m. New York City time) on July 9, 2001.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  COMVERSE TECHNOLOGY, INC.


Dated:  June 12, 2001             By:       /s/ William F. Sorin
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                                      Name:  William F. Sorin
                                      Title: Corporate Secretary










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